UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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The Children’s Place Retail Stores, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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On May 13, 2009, The Children’s Place Retail Stores, Inc., published the following press release announcing the filing of a preliminary proxy statement in connection with its 2009 Annual Meeting of Stockholders:

FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE RETAIL STORES, INC. FILES
PRELIMINARY PROXY MATERIALS

Nominates Three Highly Qualified and Experienced Independent Incumbent Directors,

Sally Frame Kasaks, Malcolm Elvey and Norman Matthews, for Election at 2009 Annual Meeting

Secaucus, New Jersey — May 13, 2009 — The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE) today announced that it has filed with the Securities and Exchange Commission preliminary proxy materials in connection with its 2009 Annual Meeting of Stockholders to be held on June 26, 2009.  The Children’s Place Board of Directors is recommending that, at the Annual Meeting, stockholders of record as of May 1, 2009 elect three highly qualified and experienced incumbent directors to the Company’s Board of Directors.  The Children’s Place’s nominees are Sally Frame Kasaks, Malcolm Elvey, and Norman Matthews.

The Children’s Place has a nine member Board of Directors which includes former Chief Executive Officer and Chairman Ezra Dabah, who resigned as CEO of the Company in 2007, and Stanley Silverstein, Mr. Dabah’s father-in-law.  The Children’s Place has received notice that Mr. Dabah intends to nominate three individuals to serve as directors.  Mr. Dabah’s nominees are NOT endorsed by the board of The Children’s Place.

Chuck Crovitz, a director and interim Chief Executive Officer, said, “We are pleased to nominate these three highly qualified independent directors to the board of The Children’s Place.  Our nominees, who currently sit on the Company’s board, have extensive industry experience and outstanding corporate governance credentials.  Sally and Malcolm have been influential in overseeing the dramatic improvement in the Company’s financial and operational performance following Mr. Dabah’s resignation from the Chief Executive position in September 2007.  In the short period that Norman has been a director, his unparalleled knowledge of retail and specialty apparel has been a tremendous asset.  For these reasons, the board strongly recommends that the Company’s stockholders vote for these outstanding nominees.”

Mr. Crovitz continued, “During the past 18 months, The Children’s Place has performed very well and continues to improve despite a recessionary economy and negative industry trends.  Since Mr. Dabah’s resignation, the Company has taken a number of decisive actions that have significantly strengthened the business and created substantial value for stockholders including reducing inventory levels and lowering our cost structure, strengthening the balance sheet, successfully re-launching the Company’s e-commerce business, and exiting from the Disney Store North America business.  We believe Sally, Malcolm and Norman will be instrumental in continuing this positive momentum.”

The Company’s three independent nominees form an experienced team that will focus on continuing to increase value for the benefit of all stockholders. They are:

Sally Frame Kasaks

Sally Frame Kasaks, 64, is Chair and Chief Executive Officer of Pacific Sunwear of California, Inc., a position she assumed in May 2007, after having served as interim Chief Executive Officer of the company since October 2006.  From 1997 to May 2007, Ms. Kasaks served as a retail and marketing business consultant to a number of retailers through ISTA Incorporated. From 1983 to 1985 and again from 1992 to 1996, Ms. Kasaks served as the Chief Executive Officer of Ann Taylor Stores, Inc.  Ms. Kasaks has also served as Chief Executive Officer of both Abercrombie & Fitch and Talbots, Inc.  During her career, Ms. Kasaks has served as a director to numerous companies, including Coach, Inc., Tuesday Morning, Inc., The White House, Inc., Cortefiel S.A and Crane & Co., Inc.  In addition, Ms. Kasaks has served as Advisor to the board of the Army Air Force Exchange Service (AAFES).  Ms. Kasaks joined the board of The Children’s Place in 2002, has served as lead director since 2005 and acting Chair since January 2007.

Malcolm Elvey

Malcolm Elvey, 67, is currently Managing Partner of Collaborative Capital, a venture capital fund focused on early-stage technology companies. From 2004 to 2006, Mr. Elvey served as the Chief Executive Officer of LimoRes.net, a ground transportation company he helped found in New York. Mr. Elvey has also founded other companies, most notably, Esquire Communications, Ltd., a court reporting and legal services company, and Metro Cash & Carry, a publicly-traded South African warehouse club.  Prior to founding Esquire Communications, Mr. Elvey served for two years as a board member and as head of several divisions of ADT Ltd., a nationally recognized electronic security services provider.  During his career, Mr. Elvey has served on the boards of public companies in the United States, Italy, the United Kingdom and South Africa, most notably, Pritchard Services and The Hawley Group, both United Kingdom-based companies.  Mr. Elvey also coaches and runs workshops for public, private and not-for-profit organizations. He has been a member of the Young President’s Organization/World President’s Organization (YPO/WPO) since 1973 and has been an adjudicator of business plans at the Columbia Business School since 1999.  Mr. Elvey has an MBA from the University of Cape Town, South Africa and is a chartered accountant. He has served as a director of The Children’s Place since December 2002.

Norman Matthews

Norman Matthews, 75, currently serves on the boards of The Progressive Corporation, Henry Schein, Inc., and Finlay Enterprises, Inc.  Previously, he served on the boards of Sunoco, Inc., Toys “R” Us, Inc., and Federated Department Stores.  Mr. Matthews served as President of Federated Department Stores until his retirement in 1988.  He joined Federated Department Stores in 1978 as Chairman - Gold Circle Stores Division.  He was promoted to Executive Vice President of Federated Department Stores in 1982, to Vice Chairman in 1984 and to President in 1987.  Prior to joining Federated Department Stores, Mr. Matthews served as Senior Vice President, General Merchandise Manager for E.J. Korvette, and as Senior Vice President, Marketing and Corporate Development for Broyhill Furniture Industries.  In 2005, Mr. Matthews was named as one of eight outstanding directors by the Outstanding Directors Exchange.  Mr. Matthews has served as a director of the Children’s Place since March 2009.

The Children’s Place will be sending stockholders WHITE proxy cards which should be returned to vote FOR the Company’s three director nominees.  To vote FOR these nominees, stockholders should sign, date and return the WHITE proxy card as soon as it is received.  MacKenzie Partners, Inc. is acting as The Children’s Place proxy solicitor and can be reached toll-free at (800) 322-2885 or call collect at (212) 929-5500. You can also reach them by e-mail at childrensplace@mackenziepartners.com.

About The Children’s Place Retail Stores, Inc.

The Children’s Place Retail Stores, Inc. is a leading specialty retailer of children’s merchandise. The Company designs, contracts to manufacture and sells high-quality, value-priced merchandise under the proprietary “The Children’s Place” brand name. As of May 2, 2009, the Company owned and operated 922 The Children’s Place stores and an online store at www.childrensplace.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially.  Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 30, 2009. Included among the risks and uncertainties that could cause actual results, events and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, and the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by the downturn in the economy.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Important Information

In connection with election of directors and any other matters to be presented at the 2009 Annual Meeting of Stockholders, the Company has filed a Schedule 14A with the Securities and Exchange Commission (“SEC”) on May 13, 2009, containing a preliminary proxy statement. This material is not a substitute for the definitive proxy statement or any other documents the Company will file with the SEC. Stockholders are urged to read the definitive proxy statement and any other such documents, when available, which will contain important information about the election of directors and any other matters to be presented at the 2009 Annual Meeting of Stockholders.  Stockholders may obtain free copies of the proxy statement and related documents filed by the Company and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at www.sec.gov.  Stockholders also may access a copy of the Company’s proxy statement and other related documents filed by the Company at www.childrensplace.com.  In addition, stockholders may obtain a free copy of the proxy statement (when available) by contacting MacKenzie Partners toll-free at (800) 322-2885 or call collect at (212) 929-5500.

The Company, its directors, nominees and some of its executive officers may be deemed to be participants in the solicitation of proxies in respect of the matters to be considered at the 2009 Annual Meeting of Stockholders. Information about the Company’s directors, nominees and executive officers is contained in the proxy statement.  Information about the participants’ direct or indirect interests in the matters to be considered at the 2009 Annual Meeting of Stockholders is also contained in the proxy statement.

CONTACT:

Investors

Jane Singer

Vice President, Investor Relations, The Children’s Place Retail Stores, Inc.

(201) 453-6955

Media:

George Sard/Paul Caminiti/Nathaniel Garnick

Sard Verbinnen & Co

(212) 687-8080